CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Statements and Reports" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein Market Neutral Strategy - U.S. and AllianceBernstein Market Neutral Strategy - Global in the Registration Statement (Form N-1A 2-29901 and 811-1716) of AllianceBernstein Cap Fund, Inc.

                                                               ERNST & YOUNG LLP

New York, New York
July 30, 2010